As filed with the Securities and Exchange Commission on April 22, 1998

                                                 Registration No. 333-__________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                            ------------------------
                                    FORM S-8
                            ------------------------
                             REGISTRATION STATEMENT
                            ------------------------
                                      Under
                           The Securities Act of 1933
                          ----------------------------

                               MERIDIAN DATA, INC.
             ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)

                  Delaware                               77-0188708
      -------------------------------       ------------------------------------
      (State of other jurisdiction of       (I.R.S. Employer Identification No.)
       incorporation or organization)

                            5615 Scotts Valley Drive
                         Scotts Valley, California 95066
               --------------------------------------------------
               (Address of Principal Executive Offices, Zip Code)


--------------------------------------------------------------------------------

                        1992 Employee Stock Purchase Plan
                            1997 Incentive Stock Plan
                        ---------------------------------
                            (Full title of the plan)

--------------------------------------------------------------------------------
                              Gianluca U. Rattazzi
                       President, Chief Executive Officer
                                  and Director

                               Meridian Data, Inc.
                            5615 Scotts Valley Drive
                         Scotts Valley, California 95066
                                 (831) 438-3100
(Name, address, and telephone number, including area code, of agent for service)
--------------------------------------------------------------------------------
                                    Copy to:

                              Mario M. Rosati, Esq.
                        Wilson Sonsini Goodrich & Rosati
                            Professional Corporation
                               650 Page Mill Road
                               Palo Alto, CA 94304
================================================================================

                                                 Calculation of Registration Fee
------------------------------------------------------------------------------------------------------------------------------------
                                                                                      Proposed Maximum
    Title of Securities to be          Amount to be    Proposed Maximum Offering      Aggregate Offering    Amount of Registration
            Registered                  Regostered         Price Per Share (3)            Price (4)                    Fee
------------------------------------ ----------------- ---------------------------- ----------------------- ------------------------
Common Stock ($0.001 par value)        300,000 (1)                         $3.063               $918,900.00                  $256.00
Common Stock ($0.001 par value)        100,000 (2)                         $2.60355             $260,355.00                  $ 73.00
Total Registration Fee                                                                                                       $329.00

(1) These shares represent shares of Common Stock which have become available for issuance under the Registrant's 1997 Incentive Stock Plan as a result of an amendment approved by the stockholders at the Registrant's Annual Meeting of Stockholders held on April 21, 1999 (the "Annual Meeting") increasing the number of shares authorized for issuance thereunder from 1,300,000 to 1,600,000.

(2) These shares represent shares of Common Stock which have become available for issuance under the Registrant's 1992 Employee Stock Purchase Plan
    (the "ESPP") as a result of an amendment approved by the stockholders at the Registrant's Annual Meeting increasing the number of shares authorized for issuance thereunder from 400,000 to 500,000.

(3) Calculated solely for the purpose of determining the registration fee on the basis of the average of the high and low prices of the Common Stock as reported by the Nasdaq National Market System on April 19,1999 in accordance with Rule 457(h)(1) and (c) of the Securities Act of 1933, as amended (the "Act"). With respect to the 1992 Employee Stock Purchase Plan, the computation is based upon 85% of the average of the high and low prices of the Common Stock because the purchase price of a share of Common Stock under the ESPP is equal to 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or the Exercise Date, whichever is lower.

(4) Calculated in accordance with Rule 457(h) under the Act.

  Statement Under General Instruction E Registration of Additional Securities

         Unless as noted herein, the contents of the Registration Statements on Form S-8 with respect to the 1997 Incentive Stock Plan (File Nos. 333-27531, 333-30107 and 333-53945) and the 1992 Employee Stock Purchase Plan (File Nos. 33-62084, 333-27533, 333-30107 and 333-53945) are hereby incorporated by reference into this Registration Statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit
Number       Description
--------     -----------------------------------------------------------------
 5.1         Opinion of Counsel as to legality of securities being registered.

23.1         Consent of PricewaterhouseCoopers LLP, Independent Accountants.

23.2         Consent of Counsel (contained in Exhibit 5.1).

24.1         Power of Attorney (see page 5).

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scotts Valley, State of California, on this 22nd day of April 1999.

                                           MERIDIAN DATA, INC.

                                      By:  /s/ GIANLUCA U. RATTAZZI
                                           Gianluca U. Rattazzi
                                           President and Chief Executive Officer

                                      By:  /s/ ERIK E. MILLER
                                           Erik E. Miller
                                           Senior Vice President, Finance
                                           and Chief Financial Officer

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gianluca U. Rattazzi and Erik E. Miller jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signatures                Title                                   Date
---------------           ----------------------------------      --------------

/s/ CHARLIE BASS          Chairman of the Board of Directors      April 22, 1999
------------------------
    Charlie Bass


/s/ GIANLUCA U. RATTAZZI  President, Chief Executive Officer      April 22, 1999
------------------------  and Director
    Gianluca U. Rattazzi


/s/ ERIK E MILLER         Senior Vice President, Finance and      April 22, 1999
------------------------  Chief Financial Officer (Principal
    Erik E. Miller        Financial and Accounting Officer)


/s/ PETER R. JOHNSON      Director                                April 22, 1999
------------------------
    Peter R. Johnson


/s/ MARIO M. ROSATI       Director                                April 22, 1999
------------------------
    Mario M. Rosati


/s/ PIERLUIGI ZAPPACOSTA  Director                                April 22, 1999
------------------------
    Pierluigi Zappacosta

                                Index to Exhibits
Exhibit
Number       Description                                                  Page
--------     --------------------------------------------------           ----
 5.1         Opinion of Counsel as to legality of securities
             being registered.                                             E-2

23.1         Consent of PricewaterhouseCoopers LLP, Independent
             Accountants.                                                  E-3

23.2         Consent of Counsel (contained in Exhibit 5.1).                E-2

24.1         Power of Attorney (see page 5).                                 5


                                    - E-1 -

                                                                     Exhibit 5.1

                                 April 22, 1999

Meridian Data, Inc.
5615 Scotts Valley Drive
Scotts Valley, California 95066

Re:      Registration Statement on Form S-8

Ladies and Gentlemen:

         We have examined the Registration Statement on Form S-8 (the "Registration Statement") to be filed by Meridian Data, Inc., a Delaware corporation (the "Registrant" or "you"), with the Securities and Exchange Commission on or about April 22, 1999, in connection with the registration under the Securities Act of 1933, as amended, of shares of your Common Stock (the "Shares") reserved for issuance pursuant to the 1997 Incentive Stock Plan (as to 300,000 shares) and the 1992 Employee Stock Purchase Plan (as to 100,000 shares) (collectively, the "Plans"). As your legal counsel in connection with this transaction, we have reviewed the proceedings taken by you in connection with the issuance and sale of the Shares pursuant to the Plans.

         It is our opinion that, when issued and sold in the manner described in the Plans and pursuant to the agreements that accompany each grant under the Plans, the Shares will be legally and validly issued, fully-paid and non-assessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement and any subsequent amendment thereto.

                                                Very truly yours,

                                                Wilson Sonsini Goodrich & Rosati
                                                Professional Corporation

                                            /s/ WILSON SONSINI GOODRICH & ROSATI


                                    - E-2 -

                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 27, 1999 appearing in Meridian Data, Inc.'s Form 10-K for the year ended December 31, 1998.

/s/ PRICEWATERHOUSECOOPERS LLP

    PricewaterhouseCoopers LLP

San Jose, California
April 22, 1999

                                    - E-3 -